UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 26, 2011

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On September 28, 2010, the holders of Hampton Roads Bankshares, Inc. (the “Company”) common stock, par value $0.01 per share (the “Common Stock”), approved an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to effect a reverse stock split of the Common Stock.  The shareholders granted the Company’s Board of Directors (the “Board”) the discretion to determine the appropriate timing and ratio of the reverse stock split.

On March 18, 2011, the Board unanimously adopted resolutions approving an amendment to the Articles (the “Amendment”) to effect a 1-for-25 reverse stock split of all outstanding shares of the Common Stock, effective at 11:59 pm, Eastern Daylight Time, on April 27, 2011 (the “Reverse Stock Split”).

Pursuant to the aforementioned shareholder approval and Board resolutions, the Company filed the Amendment with the Virginia State Corporation Commission on April 26, 2011.  The Amendment is attached to this filing as Exhibit 3.1 and is incorporated herein by this reference.

Prior to the Reverse Stock Split, the Company had 834,680,994 issued and outstanding shares of Common Stock.  Following the Reverse Stock Split, the Company has approximately 33,500,000 issued and outstanding shares of Common Stock.

Item 8.01.	Other Events.

As disclosed under Item 5.03 above, on April 26, 2011, in accordance with the stockholder approval requirements under Virginia law and the Articles, and after prior approval by the Board, the Company filed the Amendment to effect the Reverse Stock Split at a ratio of one-for-twenty-five (1-for-25), with any fractional shares resulting from the Reverse Stock Split rounded up to the next highest whole number of shares.

In the Reverse Stock Split, each 25 shares of issued and outstanding Common Stock were converted into one share of newly issued Common Stock.  The Reverse Stock Split was implemented as of 11:59 p.m. on April 27, 2011, and the Common Stock began trading on the NASDAQ Global Select Market on a split-adjusted basis at market open on April 28, 2011.  The selected consolidated financial data (unaudited) attached as Exhibit 99.1 to this Report gives effect to the Reverse Stock Split retrospectively for the periods indicated therein.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Ex. 3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Hampton Roads Bankshares, Inc., as filed with the Virginia State Corporation Commission on April 26, 2011.

Ex. 99.1	Hampton Roads Bankshares, Inc., Selected Consolidated Financial Data (Unaudited).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: May 2, 2011	By:	/s/ Douglas J. Glenn
Douglas J. Glenn
Executive Vice President, General Counsel and Chief Operating Officer

Exhibit Index

Ex. 3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Hampton Roads Bankshares, Inc., as filed with the Virginia State Corporation Commission on April 26, 2011.

Ex. 99.1	Hampton Roads Bankshares, Inc., Selected Consolidated Financial Data (Unaudited).